UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Legal Proceedings — Class Action

Set forth below is a supplement to the description of the class action lawsuit contained in Note 12. “Commitments and Contingencies” under the heading “Legal Proceedings — Class Action” of the condensed consolidated financial statements included in the Quarterly Report on Form 10-Q filed by First Solar, Inc. (the “Company”) with the Securities and Exchange Commission on November 9, 2015.

On March 15, 2012, a purported class action lawsuit titled Smilovits v. First Solar, Inc., et al., Case No. 2:12-cv-00555-DGC, was filed in the United States District Court for the District of Arizona (the “Arizona District Court”) against the Company and certain of our current and former directors and officers (the “Defendants”). The complaint was filed on behalf of persons who purchased or otherwise acquired the Company’s publicly traded securities between April 30, 2008 and February 28, 2012 (the “Class Action”). The complaint generally alleges that the Defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by making false and misleading statements regarding the Company’s financial performance and prospects. The action includes claims for damages, including interest, and an award of reasonable costs and attorneys’ fees to the putative class.

On August 11, 2015, the Arizona District Court granted Defendants’ motion for summary judgment in part and denied it in part, and certified an issue for immediate appeal to the United States Court of Appeals for the Ninth Circuit (the “Court of Appeals”). The plaintiffs’ motion for summary judgment was denied. On August 20, 2015, the Company filed a petition for interlocutory appeal with the Court of Appeals. Upon the filing of this petition, the Arizona District Court entered a stay until the Court of Appeals decided whether to take the appeal and, if it did, until the appeal is decided. On November 18, 2015, the Court of Appeals issued an order granting permission to proceed with the appeal and setting a briefing schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Dated: November 20, 2015	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President and General Counsel

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